As filed with the Securities and Exchange Commission on November 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Marcus & Millichap, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	35-2478370
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(Address of Principal Executive Offices)

Marcus & Millichap, Inc.

2013 Omnibus Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full Title of the Plans)

John J. Kerin

President and Chief Executive Officer

Marcus & Millichap, Inc.

23975 Park Sorrento, Suite 400

Calabasas, California 91302

(818) 212-2250

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Brett Cooper

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
To be issued under the 2013 Omnibus Equity Incentive Plan	5,500,000 shares	$13.40(2)	$73,700,000	$9,492.56
To be issued under the 2013 Employee Stock Purchase Plan	366,667 shares	$12.06(3)	$4,422,004	$569.55
Total:	5,866,667 shares		$78,122,004	$10,062.11

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Marcus & Millichap, Inc.’s (the “Registrant” or the “Company”) common stock that become issuable under the 2013 Omnibus Equity Incentive Plan (“2013 Plan”) and 2013 Employee Stock Purchase Plan (“2013 ESPP”) by reason of any stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $13.40, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 18, 2013.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 90% of $13.40, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on November 18, 2013. Pursuant to the 2013 ESPP, which plan is incorporated by reference herein, the purchase price of the shares of common stock will be 90% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the exercise date.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8 with respect to all plans listed on the cover hereof. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Prospectus filed with the Commission on October 31, 2013, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-191316), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Form S-1 referred to in (1) above; and

(3) The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36155) filed with the Commission on October 28, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s certificate of incorporation limits the liability of its directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except with respect to liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	for any transaction from which the director derived an improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of the Registrant’s amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

The Registrant’s certificate of incorporation and bylaws provide that it will, to the fullest extent from time to time permitted by law, indemnify its directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. The Registrant will also indemnify any person who, at its request, is or was serving as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents within the same scope and effect as the foregoing indemnification of directors and officers. In addition, the Registrant has entered into separate indemnification agreements with each of its directors and executive officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct.

The right to be indemnified includes the right of an officer or a director to be paid expenses, including attorneys’ fees, in advance of the final disposition of any proceeding, provided that, if required by law, the Registrant receives an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	2013 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1/A (Registration No. 333-191316) filed on October 21, 2013).

4.2	2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1/A (Registration No. 333-191316) filed on October 28, 2013).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on November 22, 2013.

MARCUS & MILLICHAP, INC.

By:	/s/ Martin E. Louie
Martin E. Louie Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John J. Kerin	Director, President and Chief Executive Officer (Principal Executive Officer)	November 22, 2013

/s/ Martin E. Louie Martin E. Louie	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 22, 2013

* George M. Marcus	Director	November 22, 2013

* William A. Millichap	Director	November 22, 2013

* Norma J. Lawrence	Director	November 22, 2013

* George T. Shaheen	Director	November 22, 2013

* Don C. Watters	Director	November 22, 2013

* Nicholas F. McClanahan	Director	November 22, 2013

* By:	/s/ Martin E. Louie
Martin E. Louie Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	2013 Omnibus Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1/A (Registration No. 333-191316) filed on October 21, 2013).

4.2	2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1/A (Registration No. 333-191316) filed on October 28, 2013).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Power of Attorney.